EXHIBIT 10.3.4
Translation
CERTAIN INFORMATION (INDICATED BY ASTERISKS) IN THIS EXHIBIT HAS
BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN
REQUESTED WITH RESPECT TO THE OMITTED PORTION.
Shanghai Media Group
2010 Advertisement Agency Agreement
No.: W2010013
          Party A: Shanghai Media Group; Shanghai Media Group Advertisement Operation Center (“Party A”)
          Party B: Qinghai Charm Advertising Company Limited (“Party B”)
          WHEREAS:
          Having each been granted the opportunity to read this Contract, Party A and Party B hereby expressly understand and acknowledge as follows:
          1. Shanghai Media Group and Shanghai Media Group Advertisement Operation Center together constitute Party A. Shanghai Media Group Advertisement Operation Center is an entity which centrally manages and operates, under the authorization of Shanghai Media Group, advertisement placement matters in respect of the media owned by Shanghai Media Group, and which is authorized to exercise the rights hereunder and perform the obligations hereunder;
          2. Qinghai Charm Advertising Company Limited constitutes Party B. Party B is an advertisement business entity which is lawfully organized in the People’s Republic of China, has been duly registered with and approved by the industry and commerce administration, and is permitted to engage in the business of placing advertisements in the media. Party B warrants that it has the qualifications and ability to independently exercise its rights hereunder and perform its obligations hereunder; and
          3. Party A conducted a public tendering in connection with its TV advertising business in November, 2009. Beijing Yuedong Chuangshi Cultural Media Co., Ltd. won the bid regarding domestic direct customers project DF10-0.
          4. Party B represents that its sole shareholder, Beijing Shidai Charm Advertising Co., Ltd., will hold 50% of equity interest in Beijing Yuedong Chuangshi Cultural Media Co., Ltd., whose amendment to Administration of Industry and Commerce Registration is being applied for. Until the completion of the amendment, Beijing Yuedong Chuangshi Cultural Media Co., Ltd. authorizes Party B to exclusively operate the business under project DF 10-0, and Party B will pay Party A RMB***** on December 31, 2009 and January 29, 2010, respectively, as the performance security deposit.
          5. In order to guarantee the performance of project DF 10-0, Party A agrees to sign a cooperation agreement, under which Party B shall be the exclusive operator of the project and shall assume all rights and obligations thereunder. Party A agrees to issue Party B the advertisement agency certificate for 2010. Party A agrees that once the amendment to the Administration of Industry and Commerce Registration for Beijing Yuedong Chuangshi Cultural

Media Co., Ltd. is completed, Beijing Yuedong Chuangshi Cultural Media Co., Ltd. will assume Party B’s rights and obligations under this agreement. The performance security deposit and advertisement fee paid by Party B will be credited to the account of Beijing Yuedong Chuangshi Cultural Media Co., Ltd. Party B and Beijing Yuedong Chuangshi Cultural Media Co., Ltd will use their best efforts to transfer the rights and obligations under this agreement by March 1, 2010.
          6. Beijing Yuedong Chuangshi Cultural Media Co., Ltd. and Beijing Shidai Charm Advertising Co., Ltd. shall be jointly and severally liable for Party B’s liability in connection with this Agreement. Shidai Charm Advertising Co., Ltd. shall be jointly and severally liable for the liabilities of Beijing Yuedong Chuangshi Cultural Media Co., Ltd. after the transfer mentioned in the preceding paragraph. The liabilities include, but not limited to amount payable (including principal amount, interest, fee, penalty interest, breaching penalty and damage), as well as liabilities arise from non-performance, partial performance and unconsented modification. The liability is limited to all the asset of Qinghai Charm Advertising Co., Ltd.
          The Parties share the common wish of engaging in friendly cooperation and developing the TV advertisement business.
          NOW, THEREFORE, in accordance with relevant provisions of the Contract Law of the People’s Republic of China, the Advertising Law of the People’s Republic of China and other relevant laws and regulations, based on the principle of honesty and creditworthiness, friendly cooperation and mutual benefits, Party A and Party B hereby reach the following agreements in respect of the placement by Party B in 2010 of advertisements on the TV channels owned by Shanghai Media Group:
          Article 1 Definitions
          For the purpose hereof, unless otherwise required by the context, the following words and expressions shall have the following meanings:
          1. Contract Price. For the purpose hereof, the term “Contract Price” means the amount to be paid by Party B to Party A in accordance with Article 4.1 hereof.
          2. Erroneous Broadcasting. For the purpose hereof, the term “Erroneous Broadcasting” means the broadcasting by Party A of the advertisements of Party B with an error of version, date, time slot, channel, etc.
          3. Omitted Broadcasting. For the purpose hereof, the term “Omitted Broadcasting” means a failure to broadcast the advertisement booked by Party B.
          4. Ceased Broadcasting. For the purpose hereof, the term “Ceased Broadcasting” means a cessation by Party A of advertisement broadcasting due to force majeure or such causes as set out in Article 6.5 hereof.
          Article 2 Term of Contract
          The term of this Contract shall commence as from January 1, 2010 and expire as of December 31, 2010.

          Article 3 Scope of Contract
          1. Party B shall purchase from Party A the advertisement operation right for a total of ***** minutes per day and ***** minutes per day during the day and night time, respectively, on the channel of Dragon TV.
          2. Party B’s advertisement operation right shall be limited to the time covered by this Agreement. Non-traditional advertisement methods such as naming right, special broadcasting sponsorship, content provider advertisement, program banner and virtual advertisement are not subject to this Agreement.
          Article 4 Contract Price, Performance Security Deposit and Method of Payment
          4.1 The Contract Price to be paid by Party B for the purchase of the advertisement operation right hereunder shall be RMB ***** (*****).
          4.2 Party B shall pay the Contract Price without delay in accordance with the following schedule:

January, 2009:	RMB*****
February, 2009:	RMB*****
March, 2009:	RMB*****
April, 2009:	RMB*****
May, 2009:	RMB*****
June, 2009:	RMB*****
July, 2009:	RMB*****
August, 2009:	RMB*****
September, 2009:	RMB*****
October, 2009:	RMB*****
November, 2009:	RMB*****
December, 2009:	RMB*****
          NOTE: The payment dates for the above payments shall all fall no later than the 25th day of each month. The performance security deposit to be separately paid by Party B may be used, and shall only be used, to set off against the relevant amounts of the Contract Price of the last two months of the term of the contract.
          4.3 Within one week from the execution hereof, Party B shall pay a sum of RMB***** to Party A as the performance security deposit for its purchase of the advertising operation right hereunder. If Party B fails to timely pay the full amount of such performance security deposit on a lump-sum basis, Party A shall have the right to immediately terminate this Contract.
          4.4 Party B agrees that Party A may directly deduct from its performance security deposit the advertisement broadcasting fee and such liquidated damages, indemnities and any other outstanding payment as set out in Article 6. Party B shall make up the deducted performance security deposit within 10 days from such deduction, failing which Party A shall have the right to proceed in accordance with Article 6.3 hereof.

          4.5 If Party B fails to pay in full the Contract Price, Party A shall have the right to treat the performance security deposit as the money to set off the unpaid portion of the Contract Price. Where such performance security deposit is not sufficient to cover such unpaid portion of the Contract Price, Party A may separately claim the same from Party B.
          Article 5 Rights and Obligations of the Parties
          5.1 Party A shall be entitled to review the relevant qualifications of Party B before the entry into of this Contract and Party B shall be obligated to truthfully provide relevant documents to Party A in accordance with relevant requirements of the state and shall be held legally liable for the truthfulness of such documents.
          5.2 Subject to written consent of Party A, Party B may exercise its rights in accordance with the principle of “independent promotion, independent pricing and independent operation” in the programs in respect of which Party B has the operation right as an agent hereunder, provided that Party B shall cooperate with the special requests imposed by Party A on the broadcasting of relevant brand advertisements in light of the requirements of relevant laws, regulations and policies, the need for public opinion guidance management or the need to stabilize or safeguard market order.
          5.3 Party B covenants that during the course of the operations conducted by it in 2010 as an agent hereunder, it shall refrain from applying the CPRP, or cost per rating point method to its customers and shall safeguard the stability of the pricing system in conjunction with Party A.
          5.4 The Parties shall separately determine, by way of advertisement placement and broadcasting booking orders, the lengths and positions of the advertisements to be actually placed and broadcasted during the performance of this Contract. The booking orders of Party B shall in principle be in the form of an original copy duly signed by the business personnel of Party B and affixed with the corporate seal of Party B. Party B shall provide the name list of such business personnel to Party A for its confirmation and recordal. If Party B makes the order by fax, then, in addition to the signature and sealing as required of the original copy of an order, such faxed copy shall also clearly set out the fax number and the transmission time. A booking order will become effective immediately upon confirmation, signature and sealing by the business personnel of Party A.
          5.5 The Parties agree that the broadcasting of advertisements hereunder during each day or period shall be based on the program play-out schedule of the day of broadcasting. Where Party B fails to provide the advertisement schedule, or where Party B provides an advertisement schedule with advertisement broadcasting times different from the advertising operation time of such day or period as notified by Party A to Party B in accordance with this Contract, Party B shall be deemed to have used its advertising operation right in respect of such day or period in full conformity with this Contract.
          5.6 The advertisements provided by Party B shall comply with the Advertising Law of the People’s Republic of China and relevant laws and regulations and shall not violate any prior right of any third party. Party B shall furnish to Party A relevant certificates and approvals issued by relevant competent authorities. Medical advertisements shall be subject to review and approval by relevant authorities of Shanghai City. Party B further agrees to strictly abide by relevant requirements of relevant competent authorities of the state on the placement and broadcasting of advertisements as well as the Advertisement Placement and Broadcasting Instructions issued by Party A. Otherwise, Party A shall have the right to decline the broadcasting of such advertisements and Party B shall bear all losses arising therefrom. Party B shall be responsible for any economic and legal liabilities resulting from any political mistake or breach of relevant regulations arising after the broadcasting of any advertisement. Party A shall not be held liable, on account of its act of review, for the lawfulness and truthfulness of the content of any advertisement or any consequence arising from such advertisement.
          5.7 Party A shall have the right to review the sample tapes of advertisements in terms of their content, expressive form, technical standard, etc and to demand Party B to make modifications to sample tapes of advertisements which contain contents and expressive forms that are in violation of applicable laws, regulations and rules or which fail to meet technical standards. Unless and until such modifications are made, Party A shall have the right to refuse the broadcasting of the same and Party B shall bear all losses arising therefrom.
          5.8 The advertisement broadcasting tapes and advertisement placement and broadcasting orders of Party B shall be delivered to Party A ten days before the broadcasting date and Party B shall be liable for the broadcasting delay arising out of its failure to deliver the same. The advertisement broadcasting tapes shall be consistent with the sample tapes of advertisement which have been previously provided to, and approved by, Party A and shall equally be consistent with the version indicated in the relevant advertising placement and broadcasting order, failing which Party B shall be responsible for all liabilities arising therefrom. A tape number shall be applied for in relation to an advertisement before it is broadcasted, and the booking order shall state not only the relevant version or the relevant brand but shall also state the relevant tape number, which shall have the overruling effect. If the booking order of Party B contains the brand or version information only and does not contain the tape number information, Party A shall have the right to refuse to broadcast the advertisement and Party B shall bear all losses arising therefrom.
          5.9 Any modification or cancellation by Party B of an advertisement order shall be notified by way of a signed written notice to Party A seven business days before the broadcasting date of the advertisement and shall obtain written consent of Party A. If such notice is provided to Party A four business days before the broadcasting date of the advertisement and if Party A grants its consent, Party B shall pay to Party A a fee equal to *****% of the modified or cancelled portion of the original order. No advertisement order may be modified or cancelled three business days before its broadcasting date.
          5.10 Any objection by Party B to the broadcasting of an advertisement shall be made in writing within 15 business days from the agreed broadcasting time of the advertisement and shall be accompanied by written and taped broadcasting monitoring documents issued by an authoritative broadcasting monitoring company acceptable to the Parties. If Party B has not made any written objection within such 15 business days, the broadcasting of such advertisement shall be deemed accurate and valid. Party A may at the request of Party B issue a broadcasting completion certificate within 30 days from the broadcasting date of an advertisement.
          5.11 Party B shall timely make the payments agreed hereunder. Party B shall not demand a reduction of the agreed total Contract Price on grounds of insufficient advertisement business development or any other reasons.
          5.12 Party B undertakes to place without delay the advertisements in accordance with the requirements set out herein within the times and deadlines agreed herein. Party A will not broadcast any advertisement which has missed such time and deadline.
          5.13 During its performance of the advertising agency contract hereunder, Party B shall be responsible for resolving, and shall assume relevant liabilities for, any creditor rights, debt or other economic disputes arising as a result of reasons attributable to Party B or its customers, or any suit or dispute arising after the broadcasting of any advertisement.
          5.14 During its conduct of the advertising agency operations hereunder, Party B shall give Party A a written notice of any of its change in equity interests, material asset disposal, lawsuits and other material matters, as well as any material project cooperation, mortgage creation or loan extension and like economic activities in relation to a third party and shall provide relevant documents together with such notice. Party A reserves the right to pursue Party B for its failure to comply with this notice obligation.
          Article 6 Breach of Contract Liabilities
          6.1 Party B agrees that it shall immediately notify Party A of any of its breaches of the foregoing provisions and shall timely take actions to duly remedy the same; and that it shall solely assume all relevant losses, responsibilities, obligations and expenses and breach of contract liabilities; and that Party A shall have the right to immediately terminate this Contract.
          6.2 Upon its entry into force, this Contract shall not be unduly modified or terminated by neither of the Parties. In addition to complying with laws and relevant contractual provisions, any termination or modification of this Contract shall be subject to the mutual agreement of the Parties and shall be effected by a separate supplementary agreement to be entered into by the Parties in accordance with law. Failure to comply with the foregoing sentence shall be deemed a breach of this Contract. In addition to its right to request the breaching Party to continue to perform this Contract, the non-breaching Party shall also have the right to demand the breaching Party to pay liquidated damages equal to *****% of the portion of the Contract Price which remains to be performed.
          6.3 Party B shall make the payments in accordance with this Contract. Late payment by Party B shall entitle Party A to cease the broadcasting of Party B’s advertisements and ultimately, to unilaterally terminate this Contract without a refund of the performance security deposit to Party B. In addition, Party A shall be entitled to request Party B to pay to it a late payment penalty equal to *****% of the aggregate sum of late payment for each day of delay until full settlement of such late payment. If a payment by Party B becomes overdue for more than 30 days, Party B shall, in addition to the late payment penalty, pay to Party A late payment damages equal to *****% of the overdue payment.
          6.4 If Party B is breach of Article 5.3 hereof, Party B shall assume breach of contract liabilities and forfeit the performance security deposit and Party A shall be entitled to immediately terminate this Contract.
          6.5 Party A shall broadcast Party B’s advertisements in accordance with this Contract. In the event of an Erroneous Broadcasting or a Omitted Broadcasting, Party A will make up the broadcasting in accordance with the principle of “One Make-up Broadcasting for One Erroneous Broadcasting; Two Make-up Broadcastings for One Omitted Broadcasting”, with the make-up broadcasting time slots to be arranged for by Party A in accordance with the program schedule. However, if, due to a change in the programs of the various TV channels owned by SMG, the order of a superior authority, or a mechanical failure and like reasons, a program or its broadcasting time or channel has been modified and has thereby made it impossible to broadcast an advertisement or has thereby resulted in an inconsistency between the actual broadcasting of the advertisement and its booking order, no breach shall be deemed to have occurred.
          Article 7 Independent Contractors
          7.1 The Parties hereto are independent contractors and no joint venture, partnership or employment relationship is created between the Parties. No Party or any of its employees or agents may conduct, or attempt to conduct, business on behalf of the other Party as a partner, representative, employee or otherwise or represent itself as such either explicitly or implicitly.
          7.2 Without written consent of Party A, Party B may not carry out external publicity activities by representing itself as a sponsorship partner or sponsor of the programs of Party A, nor shall it use the names, logos or other marks of Party A or SMG.
          Article 8 Contractual Effect
          8.1 Without written consent of Party A, Party B may not assign this Contract or any of its rights and obligations hereunder. Where Party B is found to have made such an assignment without authorization, Party B shall forfeit the performance security deposit and Party A shall be entitled to immediately terminate this Contract.
          8.2 The following documents shall have the same legal force as this Contract:
(1) Advertisement placement booking orders;
(2) The last released 2010 standard advertising prices list (in the event of any change, the standard price/s released by Party A immediately thereupon shall apply);
(3) Advertisement Placement and Broadcasting Instructions;
(4) Hard-Sell Advertisement Resources Table; and
(5) Notes on the Advertising Resources Table.

          Article 9 Force Majeure
          If, due to earthquake, typhoon, flood, fire, the order of a superior authority and other force majeure events, a Party is prevented from continuing to perform this Contract, the Parties shall terminate this Contract without liability to each other, provided that the affected Party shall have timely notified the other Party upon occurrence of the force majeure event.
          Article 10 Dispute Resolution
          Upon effectiveness of this Contract, any dispute arising out of its performance shall be resolved by the Parties through amicable consultations, failing which, such dispute may be submitted by the Parties to the People’s Court of the place of performance of this Contract.
          Article 11 Effectiveness
          11.1 This Contract shall be made in Chinese in four originals, with each of the Parties holding two copies thereof. Each copy shall have the same legal force.
          11.2 This Contract shall become effective on the date when it is signed and sealed by each of the Parties.

Party A:	Party B:
Shanghai Media Group;	Qinghai Charm Advertising Company
Shanghai Media Group	Limited
Advertisement Operation Center

By:	By:
(Seal)	(Seal)

Date: Feb 9, 2010	Date: Feb 8, 2010

Guarantor:	Guarantor:
Beijing Shidai Charm Advertising	Beijing Yuedong Chuangshi Cultural Media
Shanghai Media Group	Company Limited
Advertisement Operation Center

By:	By:
(Seal)	(Seal)

Date:	Date: